
                                              WEST PENN POWER COMPANY
                                                 CASH REQUIREMENTS

                                                   ($ millions)

                                                        1998
                          JAN   FEB   MAR   APR  MAY   JUNE  JULY   AUG  SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):          56.2  51.3  53.6  49.5  49.4  50.8  52.6  51.7  47.8  48.9  49.8  52.4

  Taxes:                  18.9  16.1  16.9  12.2  13.1  13.1  14.4  14.6  12.9  13.7  14.8  18.7


  Interest expense:              9.7   8.3   1.2   4.3   9.8   0.4  10.0   8.5   1.3   4.4  10.9

  Dividends:
   Preferred Stock         0.9               1.0               0.9               1.0
   Common Stock                       55.3              47.8

  Construction            11.6  11.1  16.3  13.6  10.9  13.6   9.7   9.7  12.5   9.2   7.6  10.5


  Repayments:
   Bonds, Solid Waste Notes
   Preferred Stock                                     102.0                           1.5

   Misc. Net & Other:

      TOTAL REQUIREMENTS  87.6  88.2 150.4  77.5  77.7 237.1  78.0  86.0  81.7  74.1  78.1  92.5


SOURCES OF CASH:

  Revenues & Misc.:      102.0  90.8  95.0  80.6  82.8  84.2  89.0  88.2  80.5  83.8  86.9  98.1

  Div. from Subs.:                     4.0               4.0               4.0               4.0
  Interest income
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds                                100.0

         SOURCES OF CASH 102.0  90.8  99.0  80.6  82.8 188.2  89.0  88.2  84.5  83.8  86.9 102.1

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period   10.5  -3.9  -6.5  44.9  41.8  36.7  85.6  74.6  72.4  69.6  59.9  51.1

  Additional STD required-14.4  -2.6  51.4  -3.1  -5.1  48.9 -11.0  -2.2  -2.8  -9.7  -8.8  -9.6

Balance, End of Period    -3.9  -6.5  44.9  41.8  36.7  85.6  74.6  72.4  69.6  59.9  51.1  41.5









                                                        1999
                          JAN   FEB   MAR   APR   MAY   JUNE  JULY  AUG   SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):          55.9  51.1  53.3  49.2  49.1  50.6  52.3  51.5  47.6  48.6  49.5  52.1

  Taxes:                  19.0  16.1  16.9  12.2  13.1  13.1  14.4  14.6  12.9  13.8  14.8  18.7


  Interest expense:        0.2   9.8   8.4   1.3   4.4  11.1   0.5  10.2   8.7   1.5   4.5  11.1

  Dividends:
   Preferred Stock         0.9               1.0               0.9               1.0
   Common Stock                       56.8              52.2

  Construction            11.4  10.8  16.1  13.3  10.7  13.4   9.5   9.5  12.4   9.0   7.5  10.4


  Repayments:
   Bonds, Solid Waste Notes
   Preferred Stock                                                                     1.5

   Misc. Net & Other:

      TOTAL REQUIREMENTS  87.4  87.8 151.5  77.0  77.3 140.4  77.6  85.8  81.6  73.9  77.8  92.3


SOURCES OF CASH:

  Revenues & Misc.:      102.4  91.1  95.4  80.9  83.1  84.6  89.3  88.5  80.8  84.2  87.2  98.5

  Div. from Subs.:                     4.0               4.0               4.0               4.0
  Interest income
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds

         SOURCES OF CASH 102.4  91.1  99.4  80.9  83.1  88.6  89.3  88.5  84.8  84.2  87.2 102.5

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period   41.5  26.5  23.2  75.3  71.4  65.6 117.4 105.7 103.0  99.8  89.5  80.1

  Additional STD required-15.0  -3.3  52.1  -3.9  -5.8  51.8 -11.7  -2.7  -3.2 -10.3  -9.4 -10.2

Balance, End of Period    26.5  23.2  75.3  71.4  65.6 117.4 105.7 103.0  99.8  89.5  80.1  69.9





                                              WEST PENN POWER COMPANY
                                                 CASH REQUIREMENTS

                                                   ($ millions)

                                                        2000
                          JAN   FEB   MAR   APR  MAY   JUNE  JULY   AUG  SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):          55.6  50.8  53.0  49.0  48.9  50.3  52.0  51.2  47.3  48.4  49.3  51.8

  Taxes:                  19.5  16.6  17.5  12.5  13.5  13.5  14.8  15.1  13.3  14.2  15.3  19.3


  Interest expense:        0.3  10.0   8.6   1.4   4.6  11.3   0.7  10.4   8.8   1.6   4.7  11.2

  Dividends:
   Preferred Stock         0.9               1.0               0.9               1.0
   Common Stock                       57.7              57.9

  Construction            11.4  10.9  16.1  13.4  10.7  13.4   9.5   9.5  12.4   9.1   7.5  10.4


  Repayments:
   Bonds, Solid Waste Notes
   Preferred Stock               1.0                                                   1.5

   Misc. Net & Other:

      TOTAL REQUIREMENTS  87.7  89.3 152.9  77.3  77.7 146.4  77.9  86.2  81.8  74.3  78.3  92.7


SOURCES OF CASH:

  Revenues & Misc.:      103.4  92.0  96.3  81.6  83.8  85.3  90.2  89.4  81.5  84.9  88.0  99.4

  Div. from Subs.:                     4.0               4.0               4.0               4.0
  Interest income
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds

         SOURCES OF CASH 103.4  92.0 100.3  81.6  83.8  89.3  90.2  89.4  85.5  84.9  88.0 103.4

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period   69.9  54.2  51.5 104.1  99.8  93.7 150.8 138.5 135.3 131.6 121.0 111.3

  Additional STD required-15.7  -2.7  52.6  -4.3  -6.1  57.1 -12.3  -3.2  -3.7 -10.6  -9.7 -10.7

Balance, End of Period    54.2  51.5 104.1  99.8  93.7 150.8 138.5 135.3 131.6 121.0 111.3 100.6








                                                        2001
                          JAN   FEB   MAR   APR   MAY   JUNE  JULY  AUG   SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):          55.6  50.8  53.0  48.9  48.8  50.3  52.0  51.2  47.3  48.3  49.2  51.8

  Taxes:                  21.1  17.9  18.8  13.5  14.6  14.6  16.0  16.2  14.4  15.3  16.5  20.8


  Interest expense:        0.4  10.1   8.7   1.5   4.6  11.3   0.7  10.4   8.9   1.6   4.7  11.2

  Dividends:
   Preferred Stock         0.9               1.0               0.9               1.0
   Common Stock                       59.5              59.6               7.2

  Construction             9.0   8.6  13.5  10.6   8.5  11.3   7.5   7.5  10.5   7.2   5.9   9.0


  Repayments:
   Bonds, Solid Waste Notes
   Preferred Stock               1.0                                                   1.5

   Misc. Net & Other:

      TOTAL REQUIREMENTS  87.0  88.4 153.5  75.5  76.5 147.1  77.1  85.3  88.3  73.4  77.8  92.8


SOURCES OF CASH:

  Revenues & Misc.:      106.7  94.9  99.4  84.3  86.6  88.1  93.1  92.2  84.2  87.7  90.9 102.6

  Div. from Subs.:                     4.0               4.0               4.0               4.0
  Interest income
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds

         SOURCES OF CASH 106.7  94.9 103.4  84.3  86.6  92.1  93.1  92.2  88.2  87.7  90.9 106.6

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period  100.6  80.9  74.4 124.5 115.7 105.6 160.6 144.6 137.7 137.8 123.5 110.4

  Additional STD required-19.7  -6.5  50.1  -8.8 -10.1  55.0 -16.0  -6.9   0.1 -14.3 -13.1 -13.8

Balance, End of Period    80.9  74.4 124.5 115.7 105.6 160.6 144.6 137.7 137.8 123.5 110.4  96.6





                                           WEST PENN POWER COMPANY
                                              CASH REQUIREMENTS

                                                 ($ millions)

                                                     2002
                          JAN   FEB   MAR   APR   MAY   JUNE  JULY  AUG   SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):          55.9  51.0  53.3  49.2  49.1  50.5  52.3  51.5  47.6  48.6  49.5  52.1

  Taxes:                  22.7  19.3  20.3  14.6  15.7  15.7  17.3  17.5  15.5  16.5  17.8  22.5


  Interest expense:        0.4  10.1   8.7   1.5   4.6  11.4   0.8  10.4   8.9   1.7   4.7  11.3

  Dividends:
   Preferred Stock         0.9               1.0               0.9               1.0
   Common Stock                       59.5              59.6               7.2

  Construction            12.1  11.6  16.9  14.3  11.4  14.1  10.1  10.1  13.0   9.7   8.0  10.9


  Repayments:
   Bonds, Solid Waste Notes
   Preferred Stock               1.0                                                   2.0

   Misc. Net & Other:

      TOTAL REQUIREMENTS  92.0  93.0 158.7  80.6  80.8 151.3  81.4  89.5  92.2  77.5  82.0  96.8


SOURCES OF CASH:

  Revenues & Misc.:      110.2  98.0 102.6  87.0  89.4  91.0  96.1  95.2  86.9  90.5  93.9 105.9

  Div. from Subs.:                     4.0               4.0               4.0               4.0
  Interest income
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds

         SOURCES OF CASH 110.2  98.0 106.6  87.0  89.4  95.0  96.1  95.2  90.9  90.5  93.9 109.9

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period   96.6  78.4  73.4 125.5 119.1 110.5 166.8 152.1 146.4 147.7 134.7 122.8

  Additional STD required-18.2  -5.0  52.1  -6.4  -8.6  56.3 -14.7  -5.7   1.3 -13.0 -11.9 -13.1

Balance, End of Period    78.4  73.4 125.5 119.1 110.5 166.8 152.1 146.4 147.7 134.7 122.8 109.7

